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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 29, 2002
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                          SEACHANGE INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                     0-21393                  04-3197974
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(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


     124 Acton Street, Maynard, MA                                01754
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  (Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number including area code: (978) 897-0100
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                           No change since last report
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             (Former Name or Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

         On October 29, 2002, SeaChange International, Inc. ("SeaChange") entered into a Subscription and Shareholders Agreement (the "Agreement") with ON Demand Group Limited, a company incorporated in England and Wales ("ODG") pursuant to which SeaChange subscribed for 600,000 newly issued ordinary shares of ODG (the "Investment Shares") for an aggregate subscription price of (pound)1.5 million, which is approximately equal to USD $2,337,750 as of October 29, 2002 (the "Investment").

         Pursuant to the terms of the Agreement, William C. Styslinger, III, President, Chief Executive Officer, Chairman of the Board and Director of SeaChange and William L. Fiedler, Chief Financial Officer, Treasurer, Secretary and Vice President, Finance and Administration of SeaChange, will each become a member of the board of directors of ODG. In addition, the Agreement and the ODG articles of association also contain protective provisions for the benefit of SeaChange, including, but not limited to, veto rights over significant corporate decisions of ODG, pre-emptive rights with respect to future sales and issuances of ODG capital stock and the right to participate in sales of the capital stock of ODG's management to third parties.

         ODG also agreed in a business development agreement with SeaChange for a minimum period of five years to exclusively purchase and to market and promote SeaChange's video-on-demand systems and software worldwide in connection with furnishing video-on-demand services to ODG's customers.

         In addition to the (pound)1.5 million investment paid by SeaChange in consideration of the Investment Shares, SeaChange agreed to acquire, in two tranches, additional ordinary shares and preference shares of ODG from ODG and certain of its pre-existing shareholders for an additional aggregate purchase price of up to (pound)8.5 million (approximately USD $13,247,250 as of October 29, 2002), subject to ODG's satisfaction of conditions set forth in the Agreement.

         In tranche one, SeaChange would subscribe for an additional 200,000 newly issued ordinary shares of ODG for an aggregate subscription price of (pound)0.5 million, and would purchase an additional 400,000 ordinary shares of ODG from certain pre-existing shareholders of ODG for an aggregate purchase price of (pound)1.0 million, subject to ODG's satisfaction of the conditions set forth in the Agreement for this investment tranche, including the execution of an agreement by ODG with a major European cable operator for the supply of video-on-demand products and services to the customers of such European cable operator on or prior to December 31, 2002 (the "Tranche 1 Investment").

         In tranche two, SeaChange would subscribe for an additional 309,350 newly issued ordinary shares of ODG for an aggregate subscription price of (pound)773,375, and 6,226,625 preference shares of ODG for an aggregate subscription price of (pound)6,226,625, subject to ODG's satisfaction of the conditions set forth in the Agreement for this investment tranche, including the satisfaction of all of the conditions for the Tranche 1 Investment and the execution of content provision agreements by ODG with at least three studios providing for the supply of content for video-on-demand service on or prior to December 31, 2003 (the "Tranche 2 Investment").


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         Prior to the consummation of the Tranche 2 Investment, ODG and its pre-existing shareholders have the right to repurchase all of the shares acquired by SeaChange for the same consideration paid by SeaChange to acquire such shares, plus an additional (pound)50,000, if either the Tranche 1 Investment has not been consummated on or prior to December 31, 2002 by reason only of SeaChange not approving the form and substance of documentation necessary to satisfy the conditions to the Tranche 1 Investment, or the conditions to the Tranche 2 Investment have not been satisfied or waived on or prior to December 31, 2003.

         The terms of the Investment, the Tranche 1 Investment and the Tranche 2 Investment, including the subscription price of the Investment Shares and the price of the shares which are proposed for purchase or subscription in the Tranche 1 Investment and the Tranche 2 Investment, are the result of arm's length negotiations between the representatives of SeaChange and ODG.

         The source of the funds used by SeaChange to acquire the Investment Shares is SeaChange's working capital. SeaChange's purchase of the Investment Shares is being accounted for under the equity method of accounting.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  The financial information required by Item 7(a) of Form 8-K with regard to the Investment will be filed by SeaChange as soon as practicable, but in any event not later than 60 days after the date this current report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 7(a)(4) of Form 8-K.

         (b)      Pro Forma Financial Information.

                  The financial information required by Item 7(b) of Form 8-K with regard to the Investment will be filed by SeaChange as soon as practicable, but in any event not later than 60 days after the date this current report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 7(b)(2) and Item 7(a)(4) of Form 8-K.

         (c)      Exhibits.

                     2.1 Subscription and Shareholders Agreement, dated as of October 29, 2002, by and between SeaChange, ON Demand Group Limited and the other parties thereto.

                     2.2 Articles of Association of ON Demand Group Limited, as adopted by special resolution passed on October 28, 2002.

                     99.1   Press Release dated November 4, 2002.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, SeaChange has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               SEACHANGE INTERNATIONAL, INC.

                               By: /s/ William L. Fiedler
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                               William L. Fiedler
                               Chief Financial Officer, Treasurer, Secretary and Vice President, Finance and Administration

Dated:  November 13, 2002





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                                  EXHIBIT INDEX

Exhibit No.                            Description
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   2.1       Subscription and Shareholders Agreement, dated as of October 29,
             2002, by and between SeaChange, ON Demand Group Limited and the other parties thereto.

   2.2 Articles of Association of ON Demand Group Limited, as adopted by special resolution passed on October 28, 2002.

  99.1       Press Release dated November 4, 2002.

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